UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2023

CISO Global, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41227	83-4210278
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6900 E. Camelback Road, Suite 900

Scottsdale, Arizona 85251

(Address of principal executive offices) (Zip Code)

(480) 389-3444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001	CISO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on March 29, 2023, we were notified by the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the bid price of our listed securities had closed at less than $1 per share over the previous 30 consecutive business days, and, as a result, did not comply with Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”). Therefore, in accordance with Listing Rule 5810(c)(3)(A), we were provided 180 calendar days, or until September 25, 2023, to regain compliance with the Minimum Bid Price Rule. As of September 26, 2023, we had not regained compliance with the Minimum Bid Price Rule. However, the Staff determined that we were eligible for an additional 180 calendar day period, or until March 25, 2024, to regain compliance.

Since then, on December 28, 2023, we received a letter from the Staff notifying us that as of December 26, 2023, our common stock had a closing bid price of $0.10 or less for 10 consecutive trading days. Accordingly, we are subject to the provisions contemplated under Nasdaq Listing Rule 5810(c)(3)(A)(iii) (the “Low Priced Stocks Rule”), and, as a result, the Staff has determined to delist our securities from Nasdaq. Unless we request an appeal of this determination, trading of our common stock will be suspended at the opening of business on January 8, 2024 and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove our securities from listing and registration on Nasdaq.

We may appeal the Staff’s determination to a Hearings Panel (the “Panel”). A hearing request will stay the suspension of our securities and the filing of the Form 25-NSE pending the Panel’s final decision following the hearing and any extension period that may be granted by the Panel. Accordingly, we plan to timely request a hearing before the Panel. At the hearing, we intend to present our plan to regain compliance with the Minimum Bid Price Rule. Our common stock will continue to trade on Nasdaq under the symbol “CISO” pending the ultimate conclusion of the appeal process. There can be no assurance that we will obtain an extension period from the Panel within which to regain compliance or that, if the Panel grants such an extension period, we will be able to evidence compliance with all applicable requirements for continued listing before the extension period expires.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISO GLOBAL, INC.

Date: January 4, 2024	By:	/s/ Debra L. Smith
Debra L. Smith
Chief Financial Officer